Exhibit 99
                         PINNACLE BANKSHARES CORPORATION

                           DIVIDEND REINVESTMENT PLAN
                               AUTHORIZATION CARD


           I hereby appoint the Plan Administrator as my agent under the terms and conditions of the Dividend Reinvestment Plan (the "Plan") and authorize Pinnacle Bankshares Corporation (the "Company") to pay to the Plan Administrator and the Plan Administrator to receive dividends on my shares of Company Common Stock and apply such amounts to the purchase of Company Common Stock, as follows:

               [ ]Reinvest Dividends        [ ]Reinvest Dividends
                  on all of my                 on _______* shares
                  Common Stock                 of my Common Stock

               *Insert number of shares. I understand that if the number of shares registered in my name is less than the number specified, reinvestment of dividends will be limited to such lesser number of shares.


           I acknowledge receipt of the Plan Prospectus and agree to be bound by the terms and conditions of the Plan.


    Date: ______________, _____           _______________________________


                                          _______________________________
                                          Shareholder(s) Signature(s)

                                          (Sign  exactly  as your  shares  are
                                          registered)

                                          _______________________________


                                          _______________________________

                                          Print Shareholder(s) Name(s)


                                          (    )_________________________
                                          Telephone Number